Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 3, 2021, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-256653) and related Prospectus of The Middleby Corporation for the registration of 19,070,168 shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois

June 8, 2021

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